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                                                                    EXHIBIT 99.2

                                 March 12, 2004

Board of Directors
Community Bank System, Inc.
5790 Widewaters Parkway
DeWitt, New York  13214

     I hereby consent to serve on the Board of Directors of Community Bank System, Inc. ("Community Bank System") following the merger of Community Bank, N.A. and First Heritage Bank ("First Heritage"). I also consent to the reference in the Registration Statement on Form S-4, to be filed by Community Bank System in connection with the merger of First Heritage with and into Community Bank, N.A., stating that I will serve as such director pursuant to the terms therein.

                                                        /s/ Charles E. Parente
                                                        -----------------------
                                                        Name: Charles E. Parente